Exhibit 10.20

31 December 2021

CYTOMED THERAPEUTICS PTE LTD

21 Bukit Batok Crescent #17-80 WCEGA Tower

Singapore 658065

Dear Sirs,

CONVERTIBLE LOAN AGREEMENT

— Supplemental Agreement No. 1

1.	We refer to the Convertible Loan Agreement dated 10 December 2019 entered between you as the Borrower and us as the Lender (the “Agreement”), and our subsequent mutual discussions.

2.	Unless otherwise defined in this supplemental agreement (“Supplemental Agreement No. 1”) or unless the context otherwise requires, terms and expressions used in this Supplemental Agreement No. 1 shall have the same meaning as respectively ascribed to them in the Agreement.

3.	Pursuant to Clause 2.2(a) of the Agreement we hereby elect to extend the Initial Term of the Agreement for a further one (1) year period commencing from 6 January 2022 (the “Extended Term”).

4.	Clause 5.1 of the Agreement shall be deleted and replaced with the following new Clause 5.1:

5.1	The Lender may elect, at any time during the Term in its sole discretion upon a Liquidity Event (subject, where applicable, to an Unconditional Trade Sale or the receipt by the Borrower or the Listed Shell of the Relevant Approval, as the case may be), to convert by way of delivery of a written notice to the Borrower substantially in the form set out in Schedule 1 (“Conversion Notice”) all of the outstanding principal amount of the Convertible Loan as at the date of the Conversion Notice, together with all outstanding interest accrued thereon owing to the Lender (“Loan Conversion Amount”), into fully-paid Shares (the “Conversion Shares”), free of Encumbrances, at a conversion price per Conversion Share calculated at a discount of fifty per cent (50%) (“Discount”) to the price of each Share as at the date of the Conversion Notice based on the Liquidity Event Valuation (“Conversion”). The number of Conversion Shares to be issued and alloted by the Borrower to the Lender and/or its nominee(s) on Conversion (which shall be rounded down to the nearest whole Conversion Share) shall be determined as follows:

Number of Conversion Shares to be issued (“Y”)	=	A	X	C
B

where:

“A” means the Loan Conversion Amount ÷ (1 - Discount);

“B” means the Conversion Valuation; and

“C” means the total number of issued Shares as at the date of the Conversion Notice + Y.

5.	Clause 5.5 of the Agreement shall be deleted and replaced with the following new Clause 5.5:

5.5	The Loan Conversion Amount shall be deemed fully repaid by the Borrower upon issuance of the relevant number of Conversion Shares to the Lender. For the avoidance of any doubt, subject to the Borrower fulfilling its obligations under Clause 5.4, no interest shall accrue on the Loan Conversion Amount or such part thereof as specified in the Conversion Notice, upon issuance of the Convertible Notice to the Conversion Date.

6.	Clause 5.7 of the Agreement shall be deleted and replaced with the following new Clause 5.7:

5.7	For the avoidance of doubt, notwithstanding any provision in this Agreement, the Lender shall have the right to elect, in its sole discretion, to exercise its right to (a) convert the Convertible Loan pursuant to Clause 5.1 in full , or (b) to redeem the Convertible Loan in cash pursuant to Clause 6.1.

7.	Clause 6.1 of the Agreement shall be deleted and replaced with the following new Clause 6.1:

6.1	The Lender may in its sole discretion:

(a)	during the Term, on the date falling on each anniversary of the First Disbursement Date; or

(b)	upon the occurrence of a Liquidity Event,

elect to redeem, by way of delivery of a written notice to the Borrower substantially in the form set out in Schedule 2 (“Redemption Notice”) the full sum of the Convertible Loan, together with all interest accrued thereon, owing to the Lender (“Redemption”). Upon receipt of the Redemption Notice by the Borrower, the Borrower shall repay such amount of the Convertible Loan (together with all interest accured thereon) specified in the Redemption Notice to the Lender within three (3) months from the date of the Redemption Notice.

8.	This Supplemental Agreement No. 1 shall be effective from 31 December 2021 (the “Effective Date”). From the Effective Date, the Agreement shall be supplemented by and be read together with this Supplemental Agreement No. 1. Save as expressly stated in this Supplemental Agreement No. 1, no other term or condition of the Agreement shall be read as having been amended or varied by this Supplemental Agreement No. 1.

9.	In the event of a conflict between this Supplemental Agreement No. 1 and the Agreement, the terms of this Supplemental Agreement No. 1 shall prevail.

10.	This Supplemental Agreement No. 1 shall be governed by the laws of Singapore, and the Parties irrevocably submit to the non-exclusive jurisdiction of the Singapore courts.

11.	This Supplemental Agreement No. 1 may be executed in several counterparts, and each executed counterpart shall constitute an original instrument, but all such counterparts shall constitute one and the same instrument.

12.	Please confirm your agreement by signing and returning the Acceptance and Confirmation below.

Yours sincerely,

/s/ Edward Lee Ewe Ming
Edward Lee Ewe Ming
Director
On behalf of MDR LIMITED

ACCEPTANCE AND CONFIRMATION

To: MDR LIMITED

By signing below, we hereby confirm and accept all the terms and conditions set out in this Supplemental Agreement No. 1 dated 31 December 2021.

/s/ Choo Chee Kong
Choo Chee Kong
Director
On behalf of CYTOMED THERAPEUTICS PTE LTD